Exhibit 99.2

T·J·maxx
TARGET
WHOLE FOODS
MARKET
STARBUCKS
COFFEE

THIRD QUARTER 2014

SUPPLEMENTAL FINANCIAL INFORMATION

RPAI®

Retail Properties of America, Inc.

www.rpai.com | NYSE: RPAI

TABLE OF CONTENTS

EARNINGS RELEASE .... i-v

FINANCIAL SUMMARY

Condensed Consolidated Balance Sheets 1
Condensed Consolidated Statements of Operations 2
Funds From Operations, Operating FFO and Additional Information 3
Supplemental Financial Statement Detail 4
Net Operating Income 5
Capitalization 6
Unsecured Credit Facility Covenants 7
Consolidated Debt Summary 8
Summary of Indebtedness 9-10

TRANSACTION SUMMARY

Acquisitions 11
Dispositions 12

PORTFOLIO SUMMARY

Property Overview 13
State/Regional Summary 14
Retail Operating Portfolio Occupancy 15
Top Retail Tenants 16
Retail Leasing Activity Summary 17
Retail Lease Expirations 18

OTHER INFORMATION

Non-GAAP Financial Measures and Reconciliations 19-23

Retail Properties of America, Inc.
2021 Spring Road, Suite 200
Oak Brook, Illinois 60523
855.247.RPAI | www.rpai.com

RETAIL PROPERTIES OF AMERICA, INC. REPORTS
THIRD QUARTER 2014 FINANCIAL RESULTS
Oak Brook, IL – October 27, 2014 – Retail Properties of America, Inc. (NYSE: RPAI or the “Company”) today reported financial and operating results for the quarter and nine months ended September 30, 2014.
FINANCIAL RESULTS
For the quarter ended September 30, 2014, the Company reported:

▪	Operating Funds From Operations (Operating FFO) of $65.7 million, or $0.28 per share, compared to $63.3 million, or $0.27 per share, for the same period in 2013;

▪	Funds From Operations (FFO) of $65.0 million, or $0.28 per share, compared to $63.4 million, or $0.27 per share, for the same period in 2013;

▪	Net loss attributable to common shareholders of $29.1 million, or $0.12 per share, compared to $39.9 million, or $0.17 per share, for the same period in 2013;

▪
Net loss for the quarter ended September 30, 2014 includes $54.6 million of total impairment charges, of which $43.0 million related to The Gateway, a multi-tenant retail property located in Salt Lake City, Utah.

For the nine months ended September 30, 2014, the Company reported:

▪	Operating FFO of $194.4 million, or $0.82 per share, compared to $176.1 million, or $0.75 per share, for the same period in 2013;

▪	FFO of $194.5 million, or $0.82 per share, compared to $194.8 million, or $0.83 per share, for the same period in 2013;

▪	Net income (loss) attributable to common shareholders of $10.3 million, or $0.04 per share, compared to $(30.5) million, or $(0.13) per share, for the same period in 2013;

▪
Net income for the nine months ended September 30, 2014 includes $60.4 million of total impairment charges, of which $43.0 million related to The Gateway, a multi-tenant retail property located in Salt Lake City, Utah.

OPERATING RESULTS
For the quarter ended September 30, 2014, the Company’s portfolio results were as follows:

▪
2.4% increase in total same store net operating income (NOI) over the comparable period in 2013, based on same store occupancy of 93.8% at September 30, 2014, up 10 basis points from 93.7% at June 30, 2014 and up 60 basis points from 93.2% at September 30, 2013;

▪
Total portfolio percent leased, including leases signed but not commenced: 95.0% at September 30, 2014, up 20 basis points from 94.8% at June 30, 2014 and up 100 basis points from 94.0% at September 30, 2013;

▪
Retail portfolio percent leased, including leases signed but not commenced: 94.7% at September 30, 2014, up 20 basis points from 94.5% at June 30, 2014 and up 110 basis points from 93.6% at September 30, 2013;

▪	1,200,000 square feet of retail leasing transactions comprised of 188 new and renewal leases;

▪	Positive comparable cash leasing spreads of 4.4%.

■ Retail Properties of America, Inc.
T: 800.541.7661
www.rpai.com    2021 Spring Road, Suite 200
Oak Brook, IL 60523

“We have generated another quarter of solid financial and operational results through the successful ongoing execution of our strategic plan,” stated Steve Grimes, president and chief executive officer. “Subsequent to quarter end, we were pleased to receive a second investment grade credit rating, this time from Standard and Poor’s Ratings Services, representing yet another important milestone for the Company. We look forward to continuing our momentum as we complete 2014.”
INVESTMENTS ACTIVITY
During the quarter, the Company sold seven assets for a gross sales price of $88.5 million, which included four non-strategic multi-tenant retail assets for $56.5 million, two office assets for $24.3 million and one single-user retail asset for $7.7 million. Subsequent to quarter end, the Company sold six additional assets for a gross sales price of $34.8 million, which included five single-user retail assets for $24.4 million and one non-strategic multi-tenant retail asset for $10.4 million. Year-to-date, including activity subsequent to quarter end, asset sales have totaled $204.2 million.
CAPITAL MARKETS AND BALANCE SHEET ACTIVITY
During the quarter, the Company repaid $93.5 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 5.94%. Year-to-date, the Company repaid $174.6 million of mortgage loans, excluding amortization, with a weighted average contractual interest rate of 6.04%.
As of September 30, 2014, the Company had $2.4 billion of consolidated indebtedness, which resulted in a net debt to adjusted EBITDA ratio of 5.6x, or a net debt and preferred stock to adjusted EBITDA ratio of 5.9x. Consolidated indebtedness, as of September 30, 2014, had a weighted average contractual interest rate of 4.96% and a weighted average maturity of 4.5 years.
Subsequent to quarter end, the Company was assigned a BBB- corporate credit rating from Standard and Poor’s Ratings Services (“S&P”) with a stable outlook. S&P indicated in their announcement that the investment grade rating reflects RPAI’s measured investment and operating strategy, and strengthening portfolio fundamentals.
GUIDANCE
The Company is increasing its 2014 Operating FFO guidance to a range of $1.07 to $1.09 per share from $1.04 to $1.07 per share. The Company is increasing its 2014 same store NOI growth guidance to a range of 2.5% to 3.5% from 2.0% to 3.0%.
DIVIDEND
On October 21, 2014, the Company’s Board of Directors declared the fourth quarter 2014 Series A preferred stock distribution of $0.4375 per preferred share, for the period beginning October 1, 2014, which will be paid on December 31, 2014, to preferred shareholders of record on December 19, 2014.
On October 21, 2014, the Company’s Board of Directors also declared the fourth quarter 2014 quarterly cash dividend of $0.165625 per share on the Company’s outstanding Class A common stock, which will be paid on January 9, 2015, to Class A common shareholders of record on December 26, 2014.
WEBCAST AND SUPPLEMENTAL INFORMATION
The Company’s management team will host a webcast on Tuesday, October 28, 2014, at 11:00 AM (EDT), to discuss its quarterly financial results and operating performance, business highlights and outlook. In addition, the Company may discuss business and financial developments and trends and other matters affecting the Company, some of which may not have been previously disclosed.

A live webcast will be available online in the Investor Relations section of the Company’s website at www.rpai.com. The conference call can be accessed by dialing (877) 705-6003 or (201) 493-6725 for international callers. Please dial in at least ten minutes prior to the start of the call to register.
A replay of the webcast will be available. To listen to the replay, please go to www.rpai.com in the Investor Relations section of the website and follow the instructions. A replay of the call will be available from 2:00 PM (EDT) on October 28, 2014, until midnight (EST) on November 11, 2014. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international callers and entering pin number 13590702.
The Company has also posted supplemental financial and operating information and other data in the Investor Relations section of its website.
ABOUT RPAI
Retail Properties of America, Inc. is a REIT and is one of the largest owners and operators of high quality, strategically located shopping centers in the United States. As of September 30, 2014, the Company owned 218 retail operating properties representing 31.1 million square feet. The Company is publicly traded on the New York Stock Exchange under the ticker symbol RPAI. Additional information about the Company is available at www.rpai.com.
SAFE HARBOR LANGUAGE
The statements and certain other information contained in this press release, which can be identified by the use of forward-looking terminology such as “may,” “expect,” “continue,” “remains,” “intend,” “aim,” “should,” “prospects,” “could,” “future,” “potential,” “believes,” “plans,” “likely,” “anticipate,” and “probable,” or the negative thereof or other variations thereon or comparable terminology, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are subject to the safe harbors created thereby. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that such plans, intentions, expectations or strategies will be attained or achieved. Furthermore, these forward-looking statements should be considered as subject to the many risks and uncertainties that exist in the Company’s operations and business environment. Such risks and uncertainties could cause actual results to differ materially from those projected. These uncertainties include, but are not limited to, general economic, business and financial conditions, changes in the Company’s industry and changes in the real estate markets in particular, market demand for and pricing of the Company’s common and preferred stock, general volatility of the capital and credit markets, competitive and cost factors, the ability of the Company to enter into new leases or renew leases on favorable terms, defaults on, early terminations of or non-renewal of leases by tenants, bankruptcy or insolvency of a major tenant or a significant number of smaller tenants, the effects of declining real estate valuations and impairment charges on the Company’s operating results, increased interest rates and operating costs, decreased rental rates or increased vacancy rates, the uncertainties of real estate acquisitions, dispositions and redevelopment activity, the Company’s failure to successfully execute its non-strategic and non-core disposition program and capital recycling efforts, the Company’s ability to create long-term shareholder value, the Company’s ability to manage its growth effectively, the availability, terms and deployment of capital, regulatory changes and other risk factors, including those detailed in the sections of the Company’s most recent Forms 10-K and 10-Q filed with the SEC titled “Risk Factors”. We assume no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.
NON-GAAP FINANCIAL MEASURES
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, FFO means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which the Company holds an interest. The Company has adopted the NAREIT definition in its computation of FFO and believes that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of REITs. The Company believes that, subject to the following limitations, FFO provides a basis for comparing the Company’s performance and operations to those of other REITs. Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
The Company also reports Operating FFO, which is defined as FFO excluding the impact of discrete non-operating transactions and other events which management does not consider representative of the comparable operating results of the Company's core business platform, its real estate operating portfolio. Specific examples include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. Neither FFO nor Operating FFO represent alternatives to “Net Income” as an indicator of the Company’s performance, or “Cash Flows from Operating Activities” as determined by GAAP as a measure of the Company’s capacity to fund cash needs, including the payment of dividends. Further, comparison of the Company’s presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
The Company also reports Same Store NOI. The Company defines Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability and straight-line bad debt expense). Same Store NOI represents NOI from our same store portfolio consisting of 210 operating properties acquired or placed in service prior to January 1, 2013, except for the two properties and a portion of a third property that were classified as held for sale as of September 30, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. We believe that Same Store NOI and NOI from Other Investment Properties are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. We believe that Adjusted EBITDA is useful because it allows investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculation of Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited. Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. We believe that this ratio is useful because it provides investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA.
CONTACT INFORMATION
Michael Fitzmaurice, VP - Finance
Retail Properties of America, Inc.
(630) 634-4233

Retail Properties of America, Inc.
FFO and Operating FFO Guidance (a)

	Per Share Guidance Range Full Year 2014
	Low	High

Net income attributable to common shareholders	$0.15	$0.17
Depreciation and amortization	0.92	0.92
Provision for impairment of investment properties	0.26	0.26
Gain on sales of investment properties (b)	(0.29)	(0.29)
FFO	$1.04	$1.06

Impact on earnings from the early extinguishment of debt, net	0.07	0.07
Reversal of excise tax accrual	(0.02)	(0.02)
Provision for hedge ineffectiveness	—	—
Gain on extinguishment of other liabilities	(0.02)	(0.02)
Other	—	—
Operating FFO	$1.07	$1.09

(a)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(b)
Includes the gain on change in control of investment properties of $0.10 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.

v

Retail Properties of America, Inc.
Condensed Consolidated Balance Sheets
(amounts in thousands, except par value amounts)
(unaudited)

	September 30, 2014	December 31, 2013
Assets
Investment properties:
Land	$1,222,412	$1,174,065
Building and other improvements	4,550,657	4,586,657
Developments in progress	42,178	43,796
	5,815,247	5,804,518
Less accumulated depreciation	(1,362,980)	(1,330,474)
Net investment properties	4,452,267	4,474,044

Cash and cash equivalents	67,830	58,190
Investment in unconsolidated joint ventures (a)	7,087	15,776
Accounts and notes receivable (net of allowances of $7,898 and $8,197, respectively)	83,428	80,818
Acquired lease intangible assets, net	132,322	129,561
Assets associated with investment properties held for sale	39,815	8,616
Other assets, net	108,138	110,571
Total assets	$4,890,887	$4,877,576

Liabilities and Equity
Liabilities:
Mortgages payable, net (includes unamortized premium of $4,726 and $1,175, respectively, and unamortized discount of $(598) and $(981), respectively)	$1,652,729	$1,684,633
Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	58,000	165,000
Accounts payable and accrued expenses	65,053	54,457
Distributions payable	39,187	39,138
Acquired lease intangible liabilities, net	103,848	91,881
Liabilities associated with investment properties held for sale	1,206	6,603
Other liabilities	66,688	77,030
Total liabilities	2,686,711	2,568,742

Commitments and contingencies

Equity:
Preferred stock, $0.001 par value, 10,000 shares authorized, 7.00% Series A cumulative redeemable preferred stock, 5,400 shares issued and outstanding at September 30, 2014 and December 31, 2013; liquidation preference $135,000	5	5
Class A common stock, $0.001 par value, 475,000 shares authorized, 236,600 and 236,302 shares issued and outstanding at September 30, 2014 and December 31, 2013, respectively	237	236
Additional paid-in capital	4,921,946	4,919,633
Accumulated distributions in excess of earnings	(2,719,003)	(2,611,796)
Accumulated other comprehensive loss	(503)	(738)
Total shareholders' equity	2,202,682	2,307,340
Noncontrolling interests	1,494	1,494
Total equity	2,204,176	2,308,834
Total liabilities and equity	$4,890,887	$4,877,576

(a)	As of September 30, 2014, balance represents our investment in Oak Property and Casualty, our captive insurance plan.

3rd Quarter 2014 Supplemental Information	1

Retail Properties of America, Inc.
Condensed Consolidated Statements of Operations
(amounts in thousands, except per share amounts)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Revenues:
Rental income	$120,098	$107,487	$354,505	$319,878
Tenant recovery income	29,230	26,636	86,086	73,814
Other property income	2,074	2,002	5,905	6,814
Total revenues	151,402	136,125	446,496	400,506

Expenses:
Property operating expenses	23,638	21,215	72,306	65,454
Real estate taxes	20,574	18,987	58,055	52,617
Depreciation and amortization	54,096	50,847	161,786	161,451
Provision for impairment of investment properties	54,584	27,183	60,378	27,183
Loss on lease terminations	550	221	1,208	813
General and administrative expenses	6,982	6,820	22,794	23,163
Total expenses	160,424	125,273	376,527	330,681

Operating (loss) income	(9,022)	10,852	69,969	69,825

Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in (loss) income of unconsolidated joint ventures, net (a)	(232)	126	(1,443)	(736)
Gain on change in control of investment properties	—	—	24,158	—
Interest expense	(37,356)	(32,092)	(101,092)	(112,364)
Other income, net	4,706	985	5,383	4,146
(Loss) income from continuing operations	(41,904)	(20,129)	1,233	(39,129)

Discontinued operations:
(Loss) income, net	—	(20,278)	(148)	3,226
Gain on sales of investment properties	—	1,705	655	6,635
(Loss) income from discontinued operations	—	(18,573)	507	9,861
Gain on sales of investment properties	15,168	1,150	15,695	5,807
Net (loss) income	(26,736)	(37,552)	17,435	(23,461)
Net (loss) income attributable to the Company	(26,736)	(37,552)	17,435	(23,461)
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net (loss) income attributable to common shareholders	$(29,098)	$(39,914)	$10,348	$(30,548)

(Loss) earnings per common share - basic and diluted
Continuing operations	$(0.12)	$(0.09)	$0.04	$(0.17)
Discontinued operations	—	(0.08)	—	0.04
Net (loss) income per common share attributable to common shareholders	$(0.12)	$(0.17)	$0.04	$(0.13)

Weighted average number of common shares outstanding - basic	236,203	236,151	236,177	233,462

Weighted average number of common shares outstanding - diluted	236,203	236,151	236,180	233,462

(a)
Reported amounts include our (loss) income attributable to our ownership interests in our Oak Property and Casualty, MS Inland, RioCan and Hampton unconsolidated joint ventures. Except for Oak Property and Casualty, all of our unconsolidated joint venture arrangements were dissolved prior to June 30, 2014.

3rd Quarter 2014 Supplemental Information	2

Retail Properties of America, Inc.
Funds From Operations (FFO), Operating FFO and Additional Information
(amounts in thousands, except per share amounts and percentages)
(unaudited)

FFO and Operating FFO (a) (b)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Net (loss) income attributable to common shareholders	$(29,098)	$(39,914)	$10,348	$(30,548)
Depreciation and amortization	54,691	56,236	164,291	179,362
Provision for impairment of investment properties	54,584	49,964	60,378	59,426
Gain on sales of investment properties (c)	(15,168)	(2,855)	(40,508)	(13,419)
FFO	$65,009	$63,431	$194,509	$194,821

FFO per common share outstanding	$0.28	$0.27	$0.82	$0.83

FFO	$65,009	$63,431	$194,509	$194,821
Impact on earnings from the early extinguishment of debt, net	5,354	367	8,985	(18,783)
Joint venture investment impairment	—	—	—	1,834
Reversal of excise tax accrual (d)	(4,594)	—	(4,594)	—
Provision for hedge ineffectiveness	—	41	(13)	(891)
Gain on extinguishment of other liabilities	—	—	(4,258)	—
Other	(73)	(567)	(199)	(917)
Operating FFO	$65,696	$63,272	$194,430	$176,064

Operating FFO per common share outstanding	$0.28	$0.27	$0.82	$0.75

Weighted average number of common shares outstanding - basic	236,203	236,151	236,177	233,462
Dividends declared per common share	$0.165625	$0.165625	$0.496875	$0.496875

Additional Information
Lease-related expenditures (e)
Same store	$8,258	$6,447	$24,347	$23,657
Other investment properties	$703	$30	$3,589	$556
Discontinued operations	$—	$2,043	$—	$6,466
Pro rata share of unconsolidated joint ventures	$—	$84	$34	$263

Capital expenditures (f)
Same store	$3,091	$4,122	$9,416	$8,784
Other investment properties	$420	$283	$714	$674
Discontinued operations	$—	$47	$6	$330
Pro rata share of unconsolidated joint ventures	$—	$60	$28	$90

Straight-line rental income, net (b)	$875	$(92)	$3,988	$(942)
Amortization of above and below market lease intangibles and lease inducements (b) (g)	$158	$184	$708	$685
Non-cash ground rent expense (b) (h)	$816	$874	$2,514	$2,675

(a)	Refer to page 19 for definitions of FFO and Operating FFO.

(b)	Includes amounts from discontinued operations and our pro rata share from our unconsolidated joint ventures.

(c)
Results for the nine months ended September 30, 2014 include the gain on change in control of investment properties of $24,158 recognized pursuant to the dissolution of our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture on June 5, 2014.

(d)	Included in "Other income, net" in the condensed consolidated statements of operations.

(e)	Consists of payments for tenant improvements, lease commissions and lease inducements and excludes developments in progress.

(f)	Consists of payments for building, site and other improvements and excludes developments in progress.

(g)
Amortization of above and below market lease intangibles and lease inducements in the table above includes the write-off of tenant-related above and below market lease intangibles and lease inducements that are presented within "Loss on lease terminations." For the three months ended September 30, 2014 and 2013, the activity totaled $45 and $76, respectively. For the nine months ended September 30, 2014 and 2013, the activity totaled $623 and $327, respectively.

(h)	Includes amortization of acquired ground lease intangibles.

3rd Quarter 2014 Supplemental Information	3

Retail Properties of America, Inc.
Supplemental Financial Statement Detail
(amounts in thousands)
(unaudited)

Supplemental Balance Sheet Detail	September 30, 2014	December 31, 2013
Accounts and Notes Receivable
Accounts and notes receivable (net of allowances of $7,149 and $6,549, respectively)	$30,834	$31,096
Straight-line receivables (net of allowances of $749 and $1,648, respectively)	52,594	49,722
Total	$83,428	$80,818

Other Assets, net
Deferred costs, net	$45,737	$48,790
Restricted cash and escrows	40,828	40,198
Other assets, net	21,573	21,583
Total	$108,138	$110,571

Other Liabilities
Unearned income	$18,534	$24,633
Straight-line ground rent liability	30,596	31,920
Fair value of derivatives	503	751
Other liabilities	17,055	19,726
Total	$66,688	$77,030

Developments in Progress
Active developments	$2,705	$4,321
Property available for future development	39,473	39,475
Total	$42,178	$43,796

Supplemental Statements of Operations Detail
	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Rental Income
Base rent	$117,500	$105,762	$345,868	$315,879
Percentage and specialty rent	1,610	1,517	4,563	4,394
Straight-line rent	875	93	3,979	(835)
Amortization of above and below market lease intangibles and lease inducements	113	115	95	440
Total	$120,098	$107,487	$354,505	$319,878

Other Property Income
Lease termination income	$146	$187	$279	$1,512
Other property income	1,928	1,815	5,626	5,302
Total	$2,074	$2,002	$5,905	$6,814

Loss on Lease Terminations
Write-off of tenant-related tenant improvements and in-place lease intangibles	$595	$294	$1,795	$1,124
Write-off of tenant-related above and below market lease intangibles and lease inducements	(45)	(73)	(587)	(311)
Total	$550	$221	$1,208	$813

Bad Debt Expense	$693	$268	$1,550	$1,318

Non-Cash Ground Rent Expense (a)	$816	$741	$2,514	$2,275

Management Fee Income from Joint Ventures (b)	$—	$727	$338	$2,271

Acquisition Costs (c)	$27	$67	$363	$77

Capitalized Interest	$—	$—	$—	$—

(a)	Includes amortization of acquired ground lease intangibles.

(b)	Included in "Other income, net" in the condensed consolidated statements of operations.

(c)	Included in "General and administrative expenses" in the condensed consolidated statements of operations.

3rd Quarter 2014 Supplemental Information	4

Retail Properties of America, Inc.
Net Operating Income (NOI)
(amounts in thousands)

Same store portfolio (a)
	September 30,
	2014	2013	Change

Occupancy	93.8%	93.2%	0.6%

Percent leased (b)	95.0%	94.6%	0.4%

Same store NOI (c)
	Three Months Ended September 30,			Nine Months Ended September 30,
	2014	2013	Change	2014	2013	Change

Operating revenues
Rental income	$102,727	$100,311		$306,864	$299,900
Tenant recovery income	24,381	24,925		72,676	68,405
Other property income	1,749	1,764		5,048	5,126
	128,857	127,000		384,588	373,431
Operating expenses
Property operating expenses	18,355	18,429		57,067	56,341
Bad debt expense	642	311		1,255	1,572
Real estate taxes	17,200	17,746		49,374	48,781
	36,197	36,486		107,696	106,694

Same store NOI	$92,660	$90,514	2.4%	$276,892	$266,737	3.8%
NOI from Other Investment Properties	14,212	5,755		37,404	17,041
Total NOI from Continuing Operations	$106,872	$96,269	11.0%	$314,296	$283,778	10.8%

Combined NOI from Continuing Operations (d)	$106,872	$99,456		$315,951	$293,482

Combined NOI (Net Operating Loss) from Discontinued Operations (d)	$—	$5,684		$(81)	$16,854

(a)
Consists of 210 properties and excludes properties acquired during 2013 and 2014, our development properties, an anticipated redevelopment property, investment properties sold or classified as held for sale during 2014 that did not qualify for discontinued operations treatment and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014.

(b)	Includes leases signed but not commenced.

(c)
NOI is defined as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability and straight-line bad debt expense). Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

(d)	Combined data includes our pro rata share of unconsolidated joint ventures in addition to our wholly-owned and consolidated portfolio.

3rd Quarter 2014 Supplemental Information	5

Retail Properties of America, Inc.
Capitalization
(amounts in thousands, except ratios)

Capitalization Data
	September 30, 2014	December 31, 2013
Equity Capitalization
Common stock shares outstanding	236,600	236,302
Common share price	$14.63	$12.72
	3,461,458	3,005,761
Series A preferred stock	135,000	135,000
Total equity capitalization	$3,596,458	$3,140,761

Debt Capitalization
Mortgages payable	$1,648,601	$1,684,439
Mortgages payable associated with investment properties held for sale	—	6,435
Premium, net of accumulated amortization	4,726	1,175
Discount, net of accumulated amortization	(598)	(981)
Total mortgage debt, net	1,652,729	1,691,068

Unsecured notes payable	250,000	—
Unsecured term loan	450,000	450,000
Unsecured revolving line of credit	58,000	165,000
Total consolidated debt capitalization	2,410,729	2,306,068

Pro rata share of our investment property unconsolidated joint ventures' total debt	—	28,507

Combined debt capitalization	2,410,729	2,334,575

Total capitalization at end of period	$6,007,187	$5,475,336

Reconciliation of Debt to Total Net Debt and Combined Net Debt

	September 30, 2014	December 31, 2013

Total consolidated debt	$2,410,729	$2,306,068
Less: consolidated cash and cash equivalents	(67,830)	(58,190)
Net debt	$2,342,899	$2,247,878
Adjusted EBITDA (a) (b)	$418,908	$420,292
Net Debt to Adjusted EBITDA	5.6x	5.3x
Net Debt and Preferred Stock to Adjusted EBITDA	5.9x	5.7x

Net debt	$2,342,899	$2,247,878
Add: pro rata share of our investment property unconsolidated joint ventures' total debt	—	28,507
Less: pro rata share of our investment property unconsolidated joint ventures' cash and cash equivalents	—	(1,316)
Combined net debt	$2,342,899	$2,275,069
Combined Adjusted EBITDA (a) (b)	$418,908	$423,368
Combined Net Debt to Combined Adjusted EBITDA	5.6x	5.4x
Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA	5.9x	5.7x

(a)	For purposes of these ratio calculations, annualized three months ended figures were used.

(b)	Refer to pages 19 - 23 for definitions and reconciliations of non-GAAP financial measures.

3rd Quarter 2014 Supplemental Information	6

Retail Properties of America, Inc.
Unsecured Credit Facility Covenants (a)
(amounts in thousands, except percentages and ratios)

	Covenant		September 30, 2014

Leverage ratio	< 60.0%	(b)	39.61%

Fixed charge coverage ratio	> 1.50x		2.38x

Secured indebtedness as a percentage of Total Asset Value	< 45.0%	(b)	27.20%

Unencumbered asset pool covenants:

Leverage ratio	< 60.0%	(b)	28.25%

Unencumbered interest coverage ratio	> 1.75x		7.52x

(a)
For a complete listing of all covenants related to our unsecured credit facility (comprised of the unsecured term loan and unsecured revolving line of credit) as well as covenant definitions, refer to the Third Amended and Restated Credit Agreement filed as Exhibit 10.1 to our Current Report on Form 8-K, dated May 13, 2013.

(b)	Based upon a capitalization rate of 7.25%.

3rd Quarter 2014 Supplemental Information	7

Retail Properties of America, Inc.
Consolidated Debt Summary as of September 30, 2014
(dollar amounts in thousands)

	Balance	Weighted Average (WA) Interest Rate		WA Years to Maturity

Fixed rate mortgages payable (a)	$1,634,083	6.04%		4.2 years
Variable rate construction loan	14,518	2.44%		0.1 years
Total mortgages payable	1,648,601	6.01%		4.2 years

Unsecured notes payable:
Series A senior notes	100,000	4.12%		6.8 years
Series B senior notes	150,000	4.58%		9.8 years
Total unsecured notes payable	250,000	4.40%		8.6 years

Unsecured credit facility:
Fixed rate portion of term loan (b)	300,000	1.99%		3.6 years
Variable rate portion of term loan	150,000	1.61%		3.6 years
Variable rate revolving line of credit	58,000	1.66%		2.6 years
Total unsecured credit facility	508,000	1.84%		3.5 years

Total consolidated indebtedness	$2,406,601	4.96%	(c)	4.5 years

Consolidated Debt Maturity Schedule as of September 30, 2014

Year	Fixed Rate (a)	WA Rates on Fixed Debt	Variable Rate	WA Rates on Variable Debt	Total	% of Total	WA Rates on Total Debt

2014	$4,607	6.25%	$14,518	2.44%	$19,125	0.8%	3.36%
2015	377,328	5.58%	—	—	377,328	15.7%	5.58%
2016	67,908	5.07%	—	—	67,908	2.8%	5.07%
2017	321,315	5.53%	58,000	1.66%	379,315	15.8%	4.94%
2018	312,618	2.19%	150,000	1.61%	462,618	19.2%	2.00%
2019	515,061	7.50%	—	—	515,061	21.4%	7.50%
2020	22,672	7.52%	—	—	22,672	0.9%	7.52%
2021	122,304	4.27%	—	—	122,304	5.1%	4.27%
2022	216,171	4.87%	—	—	216,171	9.0%	4.87%
2023	30,739	4.15%	—	—	30,739	1.3%	4.15%
Thereafter	193,360	4.60%	—	—	193,360	8.0%	4.60%
Total	$2,184,083	5.30%	$222,518	1.68%	$2,406,601	100.0%	4.96%	(c)

(a)
Excludes mortgage premium of $4,726 and discount of $(598), net of accumulated amortization, that was outstanding as of September 30, 2014. In the consolidated debt maturity schedule, maturity amounts for each year include scheduled principal amortization payments.

(b)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of September 30, 2014.

(c)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 5.11%.

3rd Quarter 2014 Supplemental Information	8

Retail Properties of America, Inc.
Summary of Indebtedness as of September 30, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 9/30/2014
Consolidated Indebtedness
Green Valley Crossing	11/02/14	2.44%	(b)	Variable	Secured	$14,518
Pool #2 (7 properties)	03/01/15	6.39%		Fixed	Secured	18,593
Bison Hollow	04/01/15	6.39%		Fixed	Secured	7,435
Grapevine Crossing	04/01/15	6.39%		Fixed	Secured	11,173
Pool #4 (6 properties)	04/01/15	6.39%		Fixed	Secured	10,926
New Forest Crossing	04/01/15	6.39%		Fixed	Secured	8,877
Vail Ranch Plaza	04/01/15	6.39%		Fixed	Secured	10,755
Ashland & Roosevelt	09/01/15	6.39%		Fixed	Secured	7,940
Montecito Crossing	09/01/15	5.90%		Fixed	Secured	16,643
Huebner Oaks Center	09/05/15	5.75%		Fixed	Secured	36,808
John's Creek Village	10/01/15	5.17%		Fixed	Secured	21,211
Pool #7 (3 properties)	11/01/15	6.39%		Fixed	Secured	21,938
The Orchard	11/01/15	6.39%		Fixed	Secured	11,710
Jefferson Commons	12/01/15	5.14%		Fixed	Secured	56,500
King Philip's Crossing	12/01/15	6.39%		Fixed	Secured	10,336
Rite Aid (Eckerds) portfolio (22 properties)	12/11/15	4.91%		Fixed	Secured	53,106
New York Life portfolio (3 properties)	12/31/15	4.75%		Fixed	Secured	59,518
HQ Building	01/01/16	6.39%		Fixed	Secured	9,101
Cypress Mill Plaza	02/01/16	4.26%		Fixed	Secured	8,352
MacArthur Crossing	07/01/16	7.30%		Fixed	Secured	6,838
Heritage Towne Crossing	09/30/16	4.52%		Fixed	Secured	8,177
Oswego Commons	12/01/16	3.35%		Fixed	Secured	21,000
The Gateway	04/01/17	6.57%		Fixed	Secured	96,191
Southlake Grand Ave.	04/01/17	3.50%		Fixed	Secured	57,249
Southlake Town Square	04/01/17	6.25%		Fixed	Secured	84,915
Central Texas Marketplace	04/11/17	5.46%		Fixed	Secured	45,386
Coppell Town Center	05/01/17	3.53%		Fixed	Secured	10,730
Lincoln Park	12/01/17	4.05%		Fixed	Secured	26,155
Corwest Plaza	04/01/19	7.25%		Fixed	Secured	14,541
Dorman Center	04/01/19	7.70%		Fixed	Secured	20,646
Shops at Park Place	05/01/19	7.48%		Fixed	Secured	7,815
Shoppes of New Hope	06/01/19	7.75%		Fixed	Secured	3,569
Village Shoppes at Simonton	06/01/19	7.75%		Fixed	Secured	3,295
Plaza at Marysville	09/01/19	8.00%		Fixed	Secured	9,043
Forks Town Center	10/01/19	7.70%		Fixed	Secured	8,263
IW JV 2009 portfolio (55 properties)	12/01/19	7.50%		Fixed	Secured	477,654
Eastwood Towne Center	05/01/20	8.00%		Fixed	Secured	21,970
Sawyer Heights Village	07/01/21	5.00%		Fixed	Secured	18,700
Ashland & Roosevelt (bank pad)	02/25/22	7.48%		Fixed	Secured	1,251
Commons at Temecula	03/01/22	4.74%		Fixed	Secured	25,665
Gardiner Manor Mall	03/01/22	4.95%		Fixed	Secured	36,033
Peoria Crossings	04/01/22	4.82%		Fixed	Secured	24,131
Southlake Corners	04/01/22	4.89%		Fixed	Secured	20,945
Tollgate Marketplace	04/01/22	4.84%		Fixed	Secured	35,000
Town Square Plaza	04/01/22	4.82%		Fixed	Secured	16,815
Village Shoppes at Gainesville	04/01/22	4.25%		Fixed	Secured	20,000
Reisterstown Road Plaza	07/01/22	5.25%		Fixed	Secured	46,250
Gateway Village	01/01/23	4.14%		Fixed	Secured	36,543
Greensburg Commons	03/01/26	4.83%		Fixed	Secured	10,250
Home Depot Plaza	12/01/26	4.82%		Fixed	Secured	10,750
Northgate North	06/01/27	4.50%		Fixed	Secured	27,391
Total mortgages payable						$1,648,601

3rd Quarter 2014 Supplemental Information	9

Retail Properties of America, Inc.
Summary of Indebtedness as of September 30, 2014
(dollar amounts in thousands)

Property Name	Maturity Date	Interest Rate (a)		Interest Rate Type	Secured or Unsecured	Balance as of 9/30/2014

Series A senior notes	06/30/21	4.12%		Fixed	Unsecured	$100,000
Series B senior notes	06/30/24	4.58%		Fixed	Unsecured	150,000
Total unsecured notes payable						250,000

Term loan	05/11/18	1.99%	(c)	Fixed	Unsecured	300,000
Term loan	05/11/18	1.61%		Variable	Unsecured	150,000
Revolving line of credit	05/12/17	1.66%		Variable	Unsecured	58,000
Total unsecured credit facility						508,000

Mortgage premium						4,726
Mortgage discount						(598)

Total consolidated indebtedness						$2,410,729

(a)
Interest rates presented exclude the impact of the premium, discount and capitalized loan fee amortization. As of September 30, 2014, our overall weighted average interest rate for consolidated debt including the impact of premium, discount and capitalized loan fee amortization was 5.11%.

(b)	The loan balance bears interest at a floating rate of LIBOR + 2.25%.

(c)
$300,000 of the term loan has been swapped to a fixed rate of 0.54% plus a margin based on a leverage grid ranging from 1.45% to 2.00% through February 24, 2016. The applicable margin was 1.45% as of September 30, 2014.

3rd Quarter 2014 Supplemental Information	10

Retail Properties of America, Inc.
Acquisitions for the Nine Months Ended September 30, 2014
(amounts in thousands, except square footage amounts)

				Gross (at 100%)			Pro Rata Share
Property Name	Acquisition Date	Joint Venture	Property Type	Gross Leasable Area (GLA)	Purchase Price	Mortgage Debt	GLA	Purchase Price	Mortgage Debt
Acquisitions:
Third party
Heritage Square	February 27, 2014	n/a	Multi-tenant retail	53,100	$18,022	$—	53,100	$18,022	$—
Bed Bath & Beyond Plaza (a)	February 27, 2014	n/a	Ground lease interest (a)	—	10,350	—	—	10,350	—
Southlake Town Square - Del Frisco's Grille (b)	June 23, 2014	n/a	Single-user outparcel (b)	8,500	6,369	—	8,500	6,369	—
				61,600	34,741	—	61,600	34,741	—
Acquisition of our partner's interest (c)
Commons at Royal Palm	June 5, 2014	(c)	Multi-tenant retail	158,300	15,500	—	126,600	12,400	—
Gardiner Manor Mall	June 5, 2014	(c)	Multi-tenant retail	220,700	70,250	36,167	176,600	56,200	28,933
Huebner Oaks Center	June 5, 2014	(c)	Multi-tenant retail	287,200	85,500	36,961	229,800	68,400	29,569
John's Creek Village	June 5, 2014	(c)	Multi-tenant retail	192,200	41,000	21,299	153,800	32,800	17,039
Lincoln Park	June 5, 2014	(c)	Multi-tenant retail	148,800	54,750	26,271	119,000	43,800	21,017
Oswego Commons	June 5, 2014	(c)	Multi-tenant retail	187,600	25,500	21,000	150,100	20,400	16,800
				1,194,800	292,500	141,698	955,900	234,000	113,358

			Total acquisitions	1,256,400	$327,241	$141,698	1,017,500	$268,741	$113,358

(a)
We acquired the fee interest in an existing consolidated multi-tenant retail operating property, which was previously subject to a ground lease with a third party. As a result, the total number of properties in our portfolio was not affected.

(b)	We acquired an outparcel at an existing consolidated multi-tenant retail operating property. As a result, the total number of properties in our portfolio was not affected.

(c)
On June 5, 2014, we dissolved our joint venture arrangement with our partner in our MS Inland unconsolidated joint venture and acquired their 80% ownership interest in the six multi-tenant retail properties owned by the joint venture. The purchase price at 100% above represents the agreed upon value of the properties and the purchase price at pro rata share above represents the price paid to acquire our partner's 80% interest in the properties.

3rd Quarter 2014 Supplemental Information	11

Retail Properties of America, Inc.
Dispositions for the Nine Months Ended September 30, 2014
(amounts in thousands, except square footage amounts)

				Gross (at 100%)				Pro Rata Share
Property Name	Disposition Date	Joint Venture	Property Type	GLA	Consideration	Mortgage Debt		GLA	Consideration	Mortgage Debt
Dispositions (a):
Consolidated
Riverpark Phase IIA	March 11, 2014	n/a	Single-user retail	64,300	$9,269	$—	(b)	64,300	$9,269	$—
Midtown Center	April 1, 2014	n/a	Multi-tenant retail	408,500	47,150	—	(c)	408,500	47,150	—
Beachway Plaza & Cornerstone Plaza (d)	May 16, 2014	n/a	Multi-tenant retail	189,600	24,450	—		189,600	24,450	—
Battle Ridge Pavilion	August 1, 2014	n/a	Multi-tenant retail	103,500	14,100	—		103,500	14,100	—
Stanley Works/Mac Tools	August 15, 2014	n/a	Single-user office	72,500	10,350	—		72,500	10,350	—
Fisher Scientific	August 15, 2014	n/a	Single-user office	114,700	14,000	—		114,700	14,000	—
Boston Commons	August 19, 2014	n/a	Multi-tenant retail	103,400	9,820	—		103,400	9,820	—
Greenwich Center	August 19, 2014	n/a	Multi-tenant retail	182,600	22,700	—	(e)	182,600	22,700	—
Crossroads Plaza CVS	August 26, 2014	n/a	Single-user retail	16,000	7,650	—	(f)	16,000	7,650	—
Four Peaks Plaza	August 27, 2014	n/a	Multi-tenant retail	140,400	9,900	9,713		140,400	9,900	9,713
			Total dispositions	1,395,500	$169,389	$9,713		1,395,500	$169,389	$9,713

(a)
We elected to early adopt a new accounting pronouncement related to discontinued operations treatment effective January 1, 2014. As a result, the investment properties that were sold or held for sale during 2014, except for Riverpark Phase IIA, which qualified for discontinued operations treatment under the previous standard, did not qualify for discontinued operations and, as such, are reflected in continuing operations in the condensed consolidated statements of operations.

(b)	We repaid the $6,435 mortgage payable prior to the disposition of the property.

(c)	We repaid the $30,124 mortgage payable prior to the disposition of the property.

(d)	The terms of the sale of Beachway Plaza and Cornerstone Plaza were negotiated as a single transaction.

(e)	We repaid the $14,475 mortgage payable prior to the disposition of the property.

(f)	We repaid the $4,229 mortgage payable prior to the disposition of the property.

3rd Quarter 2014 Supplemental Information	12

Retail Properties of America, Inc.
Property Overview as of September 30, 2014
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):

Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	Annualized Base Rent (ABR)	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail:
North	75	9,543	30.7%	94.6%	95.5%	$140,468	31.6%	$15.56
East	62	8,400	27.0%	94.7%	96.3%	107,749	24.2%	13.55
West	27	5,611	18.0%	91.2%	92.9%	78,898	17.7%	15.42
South	54	7,546	24.3%	91.7%	93.5%	117,985	26.5%	17.05
Total - Retail	218	31,100	100.0%	93.3%	94.7%	445,100	100.0%	15.34

Other:
Office	6	1,473		100.0%	100.0%	18,223		12.37
Industrial	1	159		100.0%	100.0%	1,034		6.50
Total - Other	7	1,632		100.0%	100.0%	19,257		11.80

Total Operating Portfolio	225	32,732		93.7%	95.0%	$464,357		$15.14

(a)	Excludes two consolidated multi-tenant retail operating properties and a portion of a third consolidated multi-tenant retail operating property classified as held for sale as of September 30, 2014.

(b)	Percentages are only provided for our retail operating portfolio.

3rd Quarter 2014 Supplemental Information	13

Retail Properties of America, Inc.
State/Regional Summary as of September 30, 2014
(dollar amounts and square footage in thousands)

Total Operating Portfolio (a):
Property Type/Region	Number of Properties	GLA	% of Total GLA (b)	Occupancy	% Leased Including Signed	ABR	% of Total ABR (b)	ABR per Occupied Sq. Ft.
Retail
North
Connecticut	5	449	1.4%	98.7%	98.7%	$7,536	1.7%	$17.01
Indiana	4	653	2.1%	98.1%	98.1%	6,290	1.4%	9.82
Maine	1	190	0.6%	94.9%	94.9%	1,498	0.4%	8.31
Maryland	8	2,300	7.4%	91.6%	91.7%	32,392	7.3%	15.37
Massachusetts	2	643	2.1%	99.4%	99.4%	7,317	1.6%	11.45
Michigan	2	468	1.5%	95.4%	96.1%	8,159	1.8%	18.27
New Jersey	1	158	0.5%	100.0%	100.0%	1,576	0.4%	9.97
New York	33	2,179	7.0%	97.9%	98.6%	44,587	10.0%	20.90
Ohio	3	408	1.3%	79.5%	79.5%	2,583	0.6%	7.96
Pennsylvania	12	1,335	4.3%	93.4%	97.5%	16,723	3.8%	13.41
Rhode Island	3	271	0.9%	90.1%	91.9%	3,645	0.8%	14.93
Vermont	1	489	1.6%	95.5%	95.5%	8,162	1.8%	17.48
Subtotal - North	75	9,543	30.7%	94.6%	95.5%	140,468	31.6%	15.56

East
Alabama	6	372	1.2%	97.6%	100.0%	4,825	1.1%	13.29
Florida	11	1,385	4.5%	92.2%	96.0%	19,360	4.3%	15.16
Georgia	11	1,817	5.8%	94.0%	96.5%	21,626	4.9%	12.66
Illinois	6	963	3.1%	94.4%	95.6%	16,233	3.6%	17.86
Missouri	5	812	2.6%	90.3%	90.7%	8,378	1.9%	11.43
North Carolina	3	681	2.2%	100.0%	100.0%	7,372	1.7%	10.83
South Carolina	11	1,270	4.1%	97.0%	97.3%	14,912	3.4%	12.10
Tennessee	7	712	2.3%	96.0%	96.0%	7,698	1.7%	11.26
Virginia	2	388	1.2%	95.0%	96.6%	7,345	1.6%	19.93
Subtotal - East	62	8,400	27.0%	94.7%	96.3%	107,749	24.2%	13.55

West
Arizona	3	632	2.0%	96.8%	98.8%	10,134	2.3%	16.56
California	8	1,233	4.0%	94.2%	96.4%	22,327	5.0%	19.22
Colorado	2	475	1.5%	90.6%	91.2%	5,010	1.1%	11.64
Kansas	1	236	0.8%	100.0%	100.0%	2,404	0.5%	10.19
Montana	1	162	0.5%	100.0%	100.0%	1,992	0.4%	12.30
Nevada	3	607	2.0%	85.2%	88.1%	9,179	2.1%	17.75
New Mexico	1	224	0.7%	99.4%	99.4%	3,569	0.8%	16.03
Utah	2	718	2.3%	77.9%	79.3%	7,811	1.8%	13.97
Washington	5	1,310	4.2%	91.9%	93.5%	16,152	3.6%	13.42
Wisconsin	1	14	—%	100.0%	100.0%	320	0.1%	22.86
Subtotal - West	27	5,611	18.0%	91.2%	92.9%	78,898	17.7%	15.42

South
Louisiana	2	176	0.6%	100.0%	100.0%	1,907	0.4%	10.84
Oklahoma	6	164	0.5%	100.0%	100.0%	2,398	0.5%	14.62
Texas	46	7,206	23.2%	91.3%	93.2%	113,680	25.6%	17.28
Subtotal - South	54	7,546	24.3%	91.7%	93.5%	117,985	26.5%	17.05

Total - Retail	218	31,100	100.0%	93.3%	94.7%	445,100	100.0%	15.34

Other
Office	6	1,473		100.0%	100.0%	18,223		12.37
Industrial	1	159		100.0%	100.0%	1,034		6.50
Total - Other	7	1,632		100.0%	100.0%	19,257		11.80

Total Operating Portfolio	225	32,732		93.7%	95.0%	$464,357		$15.14

(a)	Excludes two consolidated multi-tenant retail operating properties and a portion of a third consolidated multi-tenant retail operating property classified as held for sale as of September 30, 2014.

(b)	Percentages are only provided for our retail operating portfolio.

3rd Quarter 2014 Supplemental Information	14

Retail Properties of America, Inc.
Retail Operating Portfolio Occupancy Breakdown as of September 30, 2014
(square footage in thousands)

Total Retail Operating Portfolio (a):

		Total		25,000+ sq ft		10,000-24,999 sq ft		5,000-9,999 sq ft		0-4,999 sq ft
Property Type/Region	Number of Properties	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy	GLA	Occupancy
Retail
North	75	9,543	94.6%	5,835	98.6%	1,795	94.7%	830	88.9%	1,083	77.6%
East	62	8,400	94.7%	4,497	97.6%	1,615	100.0%	806	89.8%	1,482	82.8%
West	27	5,611	91.2%	2,843	97.4%	1,213	93.5%	594	75.7%	961	79.9%
South	54	7,546	91.7%	3,241	96.0%	1,436	91.7%	1,088	89.4%	1,781	85.3%
Total - Consolidated at 100%	218	31,100	93.3%	16,416	97.6%	6,059	95.1%	3,318	86.9%	5,307	82.1%

Total - % Leased including Signed	218	31,100	94.7%	16,416	98.5%	6,059	96.7%	3,318	89.4%	5,307	84.3%

(a)	Excludes two consolidated multi-tenant retail operating properties and a portion of a third consolidated multi-tenant retail operating property classified as held for sale as of September 30, 2014.

3rd Quarter 2014 Supplemental Information	15

Retail Properties of America, Inc.
Top Retail Tenants as of September 30, 2014
(dollar amounts and square footage in thousands)

The following table sets forth information regarding the 20 largest tenants in our retail operating portfolio based on ABR as of September 30, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands.

Tenant	Primary DBA	Number of Stores	Occupied GLA	% of Occupied GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.

Best Buy Co., Inc.	Best Buy, Pacific Sales	26	1,009	3.5%	$14,828	3.3%	$14.70

Ahold U.S.A. Inc.	Giant Foods, Stop & Shop, Martin's	11	675	2.3%	13,190	3.0%	19.54

Ross Stores, Inc.		38	1,117	3.8%	12,075	2.7%	10.81

The TJX Companies Inc.	HomeGoods, Marshalls, TJ Maxx	41	1,195	4.1%	11,201	2.5%	9.37

Rite Aid Corporation		34	428	1.5%	10,603	2.4%	24.77

Bed Bath & Beyond Inc.	Bed Bath & Beyond, Buy Buy Baby, The Christmas Tree Shops, Cost Plus World Market	30	782	2.7%	10,283	2.3%	13.15

PetSmart, Inc.		32	665	2.3%	9,834	2.2%	14.79

The Home Depot, Inc.	Home Depot, Home Decorators	9	1,003	3.5%	8,386	1.9%	8.36

The Sports Authority, Inc.		15	643	2.2%	7,635	1.7%	11.87

Michaels Stores, Inc.	Michaels, Aaron Brothers Art & Frame	28	634	2.2%	7,597	1.7%	11.98

Regal Entertainment Group	Edwards Cinema	2	219	0.8%	6,785	1.5%	30.98

Office Depot, Inc.	Office Depot, OfficeMax	24	489	1.7%	6,676	1.5%	13.65

Pier 1 Imports, Inc.		32	324	1.1%	6,246	1.4%	19.28

Publix Super Markets Inc.		12	511	1.8%	5,405	1.2%	10.58

Dick's Sporting Goods, Inc.	Dick's Sporting Goods, Golf Galaxy, Field & Stream	10	495	1.7%	5,348	1.2%	10.80

Staples, Inc.		16	348	1.2%	5,261	1.2%	15.12

Barnes & Noble, Inc.		12	305	1.1%	5,048	1.1%	16.55

Ascena Retail Group Inc.	Catherine's, Dress Barn, Justice, Lane Bryant, Maurices	46	250	0.9%	5,012	1.1%	20.05

The Gap Inc.	Old Navy, Banana Republic, The Gap, Gap Factory Store	25	353	1.2%	4,862	1.1%	13.77

Wal-Mart Stores, Inc.	Wal-Mart, Sam's Club	5	761	2.6%	4,780	1.1%	6.28
Total Top Retail Tenants		448	12,206	42.2%	$161,055	36.1%	$13.19

3rd Quarter 2014 Supplemental Information	16

Retail Properties of America, Inc.
Retail Leasing Activity Summary
(square footage amounts in thousands)

The following table summarizes the leasing activity in our retail operating portfolio including our pro rata share of unconsolidated joint ventures as of September 30, 2014 and for the preceding four quarters. Leases of less than 12 months have been excluded.

Total Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent per Square Foot (PSF) (a)	Prior Contractual Rent PSF (a)	% Change over Prior ABR (a)	WA Lease Term	Tenant Allowances PSF
Q3 2014	188	1,200	$15.31	$14.66	4.43%	5.88	$5.56
Q2 2014	180	958	$15.12	$14.27	5.96%	5.14	$5.93
Q1 2014	204	1,075	$17.70	$16.51	7.21%	5.32	$4.44
Q4 2013	205	1,112	$16.22	$15.44	5.05%	5.75	$9.52
Total - 12 months	777	4,345	$16.10	$15.24	5.64%	5.54	$6.38

Comparable Renewal Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2014	122	938	$15.12	$14.55	3.92%	5.53	$1.34
Q2 2014	119	728	$14.46	$13.71	5.47%	4.80	$0.34
Q1 2014	152	877	$17.44	$16.41	6.28%	5.06	$1.12
Q4 2013	134	786	$16.53	$15.94	3.70%	4.98	$0.63
Total - 12 months	527	3,329	$15.92	$15.18	4.87%	5.11	$0.90

Comparable New Leases
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2014	16	64	$18.02	$16.27	10.76%	8.66	$26.62
Q2 2014	17	47	$25.20	$22.85	10.28%	7.42	$28.68
Q1 2014	9	26	$26.70	$20.09	32.90%	8.33	$51.34
Q4 2013	14	158	$14.65	$12.96	13.04%	9.94	$34.99
Total - 12 months	56	295	$18.13	$15.89	14.10%	8.89	$33.58

Non-Comparable New and Renewal Leases (b)
	Number of Leases Signed	GLA Signed	New Contractual Rent PSF	Prior Contractual Rent PSF	% Change over Prior ABR	WA Lease Term	Tenant Allowances PSF
Q3 2014	50	198	$20.29	n/a	n/a	6.32	$18.70
Q2 2014	44	183	$17.82	n/a	n/a	5.39	$22.24
Q1 2014	43	172	$14.21	n/a	n/a	6.05	$14.37
Q4 2013	57	168	$19.91	n/a	n/a	5.87	$27.21
Total - 12 months	194	721	$18.13	n/a	n/a	5.92	$20.55

(a)	Excludes the impact of Non-Comparable New and Renewal Leases.

(b)
Includes leases signed on units that were vacant for over 12 months, leases signed without fixed rental payments and leases signed where the previous and the current lease do not have a consistent lease structure.

3rd Quarter 2014 Supplemental Information	17

Retail Properties of America, Inc.
Retail Lease Expirations as of September 30, 2014
(dollar amounts and square footage in thousands)

The following tables set forth a summary, as of September 30, 2014, of lease expirations scheduled to occur during the remainder of 2014 and each of the nine calendar years from 2015 to 2023 and thereafter, assuming no exercise of renewal options or early termination rights for all leases in our retail operating portfolio. The following tables are based on leases commenced as of September 30, 2014. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the table.

Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	67	255	0.9%	0.8%	$4,811	1.1%	$18.87	$4,811	$18.87
2015	395	1,912	6.6%	6.1%	31,069	7.0%	16.25	31,258	16.35
2016	436	2,406	8.3%	7.7%	43,931	9.9%	18.26	44,448	18.47
2017	437	2,916	10.0%	9.4%	45,604	10.2%	15.64	46,661	16.00
2018	452	3,168	11.0%	10.2%	54,021	12.1%	17.05	55,840	17.63
2019	516	4,627	15.9%	14.9%	75,608	17.0%	16.34	78,470	16.96
2020	204	2,985	10.3%	9.6%	38,098	8.6%	12.76	40,889	13.70
2021	100	1,573	5.4%	5.0%	22,879	5.2%	14.54	24,711	15.71
2022	104	2,115	7.2%	6.8%	28,580	6.4%	13.51	30,807	14.57
2023	108	1,738	6.0%	5.6%	26,087	5.8%	15.01	27,967	16.09
Thereafter	206	5,199	17.9%	16.8%	72,031	16.2%	13.85	79,499	15.29
Month to month	52	137	0.5%	0.4%	2,381	0.5%	17.38	2,381	17.38
Leased Total	3,077	29,031	100.0%	93.3%	$445,100	100.0%	$15.34	$467,742	$16.11

Leases signed but not commenced	74	433	—	1.4%	$7,133	—	$16.47	$7,777	$17.96
Available		1,636	—	5.3%

The following tables break down the above information into anchor (10,000 sf and above) and non-anchor (under 10,000 sf) details for our retail operating portfolio. Dollars (other than per square foot information) and square feet of GLA are presented in thousands in the tables.

Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	3	74	0.3%	0.2%	$1,026	0.2%	$13.86	$1,026	$13.86
2015	39	948	3.3%	3.0%	10,655	2.4%	11.24	10,675	11.26
2016	61	1,383	4.8%	4.4%	19,004	4.3%	13.74	19,134	13.84
2017	60	1,863	6.4%	6.0%	19,358	4.3%	10.39	19,421	10.42
2018	70	1,999	6.9%	6.4%	25,343	5.7%	12.68	25,729	12.87
2019	122	3,426	11.8%	11.0%	46,317	10.4%	13.52	47,261	13.79
2020	86	2,507	8.6%	8.1%	27,143	6.1%	10.83	28,841	11.50
2021	39	1,310	4.5%	4.2%	17,284	3.9%	13.19	18,481	14.11
2022	54	1,901	6.5%	6.1%	23,104	5.2%	12.15	24,581	12.93
2023	47	1,495	5.1%	4.8%	20,202	4.5%	13.51	21,277	14.23
Thereafter	113	4,840	16.7%	15.6%	62,613	14.1%	12.94	68,270	14.11
Month to month	2	33	0.1%	0.1%	402	0.1%	12.18	402	12.18
Leased Total	696	21,779	75.0%	69.9%	$272,451	61.2%	$12.51	$285,098	$13.09

Leases signed but not commenced	11	233	—	0.7%	$2,971	—	$12.75	$3,157	$13.55
Available		462	—	1.5%

Non-Anchor
Lease Expiration Year	Lease Count	GLA	% of Occupied GLA	% of Total GLA	ABR	% of Total ABR	ABR per Occupied Sq. Ft.	ABR at Exp. (a)	ABR per Occupied Sq. Ft. at Exp.
2014	64	181	0.6%	0.6%	$3,785	0.9%	$20.91	$3,785	$20.91
2015	356	964	3.3%	3.1%	20,414	4.6%	21.18	20,583	21.35
2016	375	1,023	3.5%	3.3%	24,927	5.6%	24.37	25,314	24.74
2017	377	1,053	3.6%	3.4%	26,246	5.9%	24.92	27,240	25.87
2018	382	1,169	4.1%	3.8%	28,678	6.4%	24.53	30,111	25.76
2019	394	1,201	4.1%	3.9%	29,291	6.6%	24.39	31,209	25.99
2020	118	478	1.7%	1.5%	10,955	2.5%	22.92	12,048	25.21
2021	61	263	0.9%	0.8%	5,595	1.3%	21.27	6,230	23.69
2022	50	214	0.7%	0.7%	5,476	1.2%	25.59	6,226	29.09
2023	61	243	0.9%	0.8%	5,885	1.3%	24.22	6,690	27.53
Thereafter	93	359	1.2%	1.2%	9,418	2.1%	26.23	11,229	31.28
Month to month	50	104	0.4%	0.3%	1,979	0.4%	19.03	1,979	19.03
Leased Total	2,381	7,252	25.0%	23.4%	$172,649	38.8%	$23.81	$182,644	$25.19

Leases signed but not commenced	63	200	—	0.7%	$4,162	—	$20.81	$4,620	$23.10
Available		1,174	—	3.8%

(a)	Represents annualized base rent at the scheduled expiration of the lease giving effect to fixed contractual increases in base rent.

3rd Quarter 2014 Supplemental Information	18

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions

Occupancy
Occupancy is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the number of square feet of such property economically occupied by tenants under leases with an initial term of greater than one year, to (b) the aggregate number of square feet for such property.
Percent Leased Including Signed
Percent Leased Including Signed is defined, for a property or group of properties, as the ratio, expressed as a percentage, of (a) the sum of occupied square feet (pursuant to the definition above) of such property and vacant square feet for which a lease with an initial term of greater than one year has been signed, but rent has not yet commenced, to (b) the aggregate number of square feet for such property.
Funds From Operations (FFO)
As defined by the National Association of Real Estate Investment Trusts (NAREIT), an industry trade group, Funds From Operations (FFO) means net income (loss) computed in accordance with generally accepted accounting principles (GAAP), excluding gains (or losses) from sales of depreciable real estate, plus depreciation and amortization and impairment charges on depreciable real estate, including amounts from continuing and discontinued operations, as well as adjustments for unconsolidated joint ventures in which we hold an interest. We have adopted the NAREIT definition in our computation of FFO and believe that FFO, which is a non-GAAP performance measure, provides an additional and useful means to assess the operating performance of real estate investment trusts (REITs). We believe that, subject to the following limitations, FFO provides a basis for comparing our performance and operations to those of other REITs. FFO is not intended to be an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends.
Depreciation and amortization related to investment properties for purposes of calculating FFO includes a portion of loss on lease terminations, encompassing the write-off of tenant-related assets, including tenant improvements and in-place lease values, as a result of early lease terminations.
Operating FFO
Operating FFO is defined as FFO excluding the impact of discrete non-operating transactions and other events which we do not consider representative of the comparable operating results of our core business platform, our real estate operating portfolio. Specific examples include, but are not limited to, the financial statement impact of gains or losses associated with the early extinguishment of debt or other liabilities, actual or anticipated settlement of litigation involving the Company, and impairment charges to write down the carrying value of assets other than depreciable real estate, which are otherwise excluded from our calculation of FFO. Operating FFO does not represent an alternative to "Net Income" as an indicator of our performance, nor an alternative to "Cash Flows from Operating Activities" as determined by GAAP as a measure of our capacity to fund cash needs, including the payment of dividends. Further, comparison of our presentation of Operating FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in definition and application by such REITs.
Net Operating Income (NOI) and Combined NOI from Continuing Operations
We define Net Operating Income (NOI) as operating revenues (rental income, tenant recovery income and other property income, excluding straight-line rental income, amortization of lease inducements, amortization of acquired above and below market lease intangibles and lease termination fee income) less property operating expenses (real estate tax expense and property operating expense, excluding straight-line ground rent expense, amortization of acquired ground lease intangible liability and straight-line bad debt expense). Combined NOI from Continuing Operations represents NOI plus our pro rata share of NOI from our investment property unconsolidated joint ventures, excluding discontinued operations associated with those ventures. We believe that NOI and Combined NOI from Continuing Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating NOI, and accordingly, our NOI may not be comparable to other REITs. We believe that NOI and Combined NOI from Continuing Operations provide an operating perspective not immediately apparent from GAAP operating income or net income attributable to common shareholders. We use NOI and Combined NOI from Continuing Operations to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.
Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations
Same Store NOI represents NOI from our same store portfolio consisting of 210 operating properties acquired or placed in service prior to January 1, 2013, except for the two properties and a portion of a third property that were classified as held for sale as of September 30, 2014. NOI from Other Investment Properties represents NOI primarily from properties acquired in 2013 and 2014, our development properties, an anticipated redevelopment property, the investment properties that were sold or held for sale in 2014 that did not qualify for discontinued operations treatment, and the historical ground rent expense related to an existing same store property that was subject to a ground lease with a third party prior to our acquisition of the fee interest during 2014. NOI consists of the sum of Same Store NOI and NOI from Other Investment Properties. NOI from Discontinued Operations represents NOI associated with properties accounted for as discontinued operations. Combined NOI from Discontinued Operations represents NOI from discontinued operations plus our pro rata share of NOI from discontinued operations from our investment property unconsolidated joint ventures. We believe that Same Store NOI, NOI from Other Investment Properties, NOI from Discontinued Operations and Combined NOI from Discontinued Operations are useful measures of our operating performance. Other REITs may use different methodologies for calculating these metrics, and accordingly, our NOI metrics may not be comparable to other REITs. We believe that these metrics provide an operating perspective not immediately apparent from operating income or net income attributable to common shareholders as defined within GAAP. We use these metrics to evaluate our performance on a property-by-property basis because these measures allow management to evaluate the impact that factors such as lease structure, lease rates and tenant base, which vary by property, have on our operating results. However, these measures should only be used as an alternative measure of our financial performance.

3rd Quarter 2014 Supplemental Information	19

Retail Properties of America, Inc.
Non-GAAP Financial Measures and Other Definitions (continued)

Adjusted EBITDA and Combined Adjusted EBITDA
Adjusted EBITDA represents net income attributable to common shareholders before interest, income taxes, depreciation and amortization, as further adjusted to eliminate the impact of certain items that we do not consider indicative of our ongoing performance. Combined Adjusted EBITDA represents Adjusted EBITDA plus our pro rata share of the EBITDA adjustments from our investment property unconsolidated joint ventures, including discontinued operations associated with those ventures. We believe that Adjusted EBITDA and Combined Adjusted EBITDA are useful because they allow investors and management to evaluate and compare our performance from period to period in a meaningful and consistent manner in addition to standard financial measurements under GAAP. Adjusted EBITDA and Combined Adjusted EBITDA are not measurements of financial performance under GAAP and should not be considered as alternatives to net income attributable to common shareholders, as an indicator of operating performance or any measure of performance derived in accordance with GAAP. Our calculations of Adjusted EBITDA and Combined Adjusted EBITDA may be different from the calculation used by other companies and, accordingly, comparability may be limited.
Net Debt to Adjusted EBITDA and Combined Net Debt to Combined Adjusted EBITDA
Net Debt to Adjusted EBITDA represents (i) our total debt less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.
Net Debt and Preferred Stock to Adjusted EBITDA and Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA
Net Debt and Preferred Stock to Adjusted EBITDA represents (i) our total debt, plus preferred stock, less cash and cash equivalents divided by (ii) Adjusted EBITDA for the prior three months, annualized. Combined Net Debt and Preferred Stock to Combined Adjusted EBITDA represents (i) the sum of (A) our total debt, plus preferred stock, less cash and cash equivalents plus (B) our pro rata share of our investment property unconsolidated joint ventures' total debt less our pro rata share of these joint ventures' cash and cash equivalents divided by (ii) Combined Adjusted EBITDA for the prior three months, annualized. We believe that these ratios are useful because they provide investors with information regarding total debt and preferred stock, net of cash and cash equivalents, which could be used to repay debt, compared to our performance as measured using Adjusted EBITDA and Combined Adjusted EBITDA.

3rd Quarter 2014 Supplemental Information	20

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to NOI

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties (210 properties):
Rental income	$102,727	$100,311	$306,864	$299,900
Tenant recovery income	24,381	24,925	72,676	68,405
Other property income	1,749	1,764	5,048	5,126
Other investment properties:
Rental income	16,383	6,968	43,567	20,373
Tenant recovery income	4,849	1,711	13,410	5,409
Other property income	179	51	578	176
Operating expenses:
Same store investment properties (210 properties):
Property operating expenses	(18,997)	(18,740)	(58,322)	(57,913)
Real estate taxes	(17,200)	(17,746)	(49,374)	(48,781)
Other investment properties:
Property operating expenses	(3,825)	(1,734)	(11,470)	(5,081)
Real estate taxes	(3,374)	(1,241)	(8,681)	(3,836)

Net operating income from continuing operations:
Same store investment properties	92,660	90,514	276,892	266,737
Other investment properties	14,212	5,755	37,404	17,041
Total net operating income from continuing operations	106,872	96,269	314,296	283,778

Other income (expense):
Straight-line rental income, net	875	93	3,979	(835)
Amortization of acquired above and below market lease intangibles, net	289	182	628	571
Amortization of lease inducements	(176)	(67)	(533)	(131)
Lease termination fees	146	187	279	1,327
Straight-line ground rent expense	(956)	(741)	(2,934)	(2,275)
Amortization of acquired ground lease intangible liability	140	—	420	—
Depreciation and amortization	(54,096)	(50,847)	(161,786)	(161,451)
Provision for impairment of investment properties	(54,584)	(27,183)	(60,378)	(27,183)
Loss on lease terminations	(550)	(221)	(1,208)	(813)
General and administrative expenses	(6,982)	(6,820)	(22,794)	(23,163)
Gain on extinguishment of other liabilities	—	—	4,258	—
Equity in (loss) income of unconsolidated joint ventures, net	(232)	126	(1,443)	(736)
Gain on change in control of investment properties	—	—	24,158	—
Interest expense	(37,356)	(32,092)	(101,092)	(112,364)
Other income, net	4,706	985	5,383	4,146
Total other expense	(148,776)	(116,398)	(313,063)	(322,907)

(Loss) income from continuing operations	(41,904)	(20,129)	1,233	(39,129)

Discontinued operations:
(Loss) income, net	—	(20,278)	(148)	3,226
Gain on sales of investment properties	—	1,705	655	6,635
(Loss) income from discontinued operations	—	(18,573)	507	9,861
Gain on sales of investment properties	15,168	1,150	15,695	5,807
Net (loss) income	(26,736)	(37,552)	17,435	(23,461)
Net (loss) income attributable to the Company	(26,736)	(37,552)	17,435	(23,461)
Preferred stock dividends	(2,362)	(2,362)	(7,087)	(7,087)
Net (loss) income attributable to common shareholders	$(29,098)	$(39,914)	$10,348	$(30,548)

Net operating income:
Consolidated NOI from continuing operations	$106,872	$96,269	$314,296	$283,778
Pro rata share of investment property unconsolidated joint ventures NOI (a)	—	3,187	1,655	9,704
Combined NOI from Continuing Operations	$106,872	$99,456	$315,951	$293,482

(a)	Amounts shown net of intercompany eliminations and inclusive of amounts from continuing operations only.

3rd Quarter 2014 Supplemental Information	21

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Net (Loss) Income Attributable to Common Shareholders to Adjusted EBITDA and Combined Adjusted EBITDA

	Three Months Ended
	September 30, 2014	December 31, 2013

Net (loss) income attributable to common shareholders	$(29,098)	$34,724
Preferred stock dividends	2,362	2,363
Interest expense	37,356	34,440
Interest expense (discontinued operations)	—	364
Depreciation and amortization	54,096	58,155
Depreciation and amortization (discontinued operations)	—	1,244
Gain on sales of investment properties	(15,168)	—
Gain on sales of investment properties (discontinued operations)	—	(34,644)
Gain on sale of joint venture interest	—	(17,499)
Gain on change in control of investment properties	—	(5,435)
Gain on extinguishment of other liabilities (discontinued operations)	—	(3,511)
Loss on lease terminations (a)	595	1,979
Provision for impairment of investment properties	54,584	32,303
Provision for impairment of investment properties (discontinued operations)	—	590
Adjusted EBITDA	$104,727	$105,073
Annualized	$418,908	$420,292

Pro rata share of adjustments from investment property unconsolidated joint ventures (b):
Interest expense	—	356
Depreciation and amortization	—	485
Amortization of basis	—	(72)
Combined Adjusted EBITDA	$104,727	$105,842
Annualized	$418,908	$423,368
Reconciliation of Operating (Loss) Income from Discontinued Operations to NOI (Net Operating Loss) from Discontinued Operations

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013

Operating revenues:
Rental income	$—	$6,595	$(124)	$20,265
Tenant recovery income	—	1,432	144	4,440
Other property income	—	101	23	306
Operating expenses:
Property operating expenses	—	(898)	(121)	(3,603)
Real estate taxes	—	(1,546)	(3)	(4,895)
NOI (Net operating loss) from discontinued operations	—	5,684	(81)	16,513

Other income (expense):
Straight-line rental income, net	—	(226)	1	(259)
Amortization of acquired above and below market lease intangibles, net	—	50	—	148
Amortization of lease inducements	—	(29)	—	(146)
Lease termination fees	—	699	—	6,043
Straight-line ground lease expense	—	(133)	—	(400)
Depreciation and amortization	—	(2,971)	—	(9,831)
Provision for impairment of investment properties	—	(22,781)	—	(31,957)
Gain on extinguishment of debt	—	—	—	26,331
Interest expense	—	(590)	(68)	(3,269)
Other income, net	—	19	—	53
Total other expense	—	(25,962)	(67)	(13,287)

Operating (loss) income from discontinued operations	$—	$(20,278)	$(148)	$3,226

NOI (Net operating loss) from discontinued operations
Consolidated	$—	$5,684	$(81)	$16,513
Pro rata share of investment property unconsolidated joint ventures (b)	—	—	—	341
Combined NOI (Net Operating Loss) from Discontinued Operations	$—	$5,684	$(81)	$16,854

(a)
Loss on lease terminations in the EBITDA reconciliation above excludes the write-off of tenant-related above and below market lease intangibles and lease inducements that are otherwise included in "Loss on lease terminations" in the condensed consolidated statements of operations.

(b)	Amounts shown net of intercompany eliminations.

3rd Quarter 2014 Supplemental Information	22

Retail Properties of America, Inc.
Reconciliation of Non-GAAP Financial Measures
(amounts in thousands)

Reconciliation of Pro Rata Share of Net Income to NOI from Investment Property Unconsolidated Joint Ventures

	Three Months Ended September 30,		Nine Months Ended September 30,
	2014	2013	2014	2013
Operating revenues:
Same store investment properties:
Rental income	$—	$1,034	$—	$3,083
Tenant recovery income	—	351	—	1,054
Other property income	—	5	—	17
Other investment properties (MS Inland and RioCan):
Rental income	—	2,252	1,764	6,767
Tenant recovery income	—	729	599	2,248
Other property income	—	4	8	14
Discontinued operations properties (Hampton):
Rental income	—	—	—	335
Tenant recovery income	—	—	—	124
Other property income	—	—	—	—
Operating expenses:
Same store investment properties:
Property operating expenses	—	(130)	—	(367)
Real estate taxes	—	(254)	—	(787)
Other investment properties (MS Inland and RioCan):
Property operating expenses	—	(281)	(248)	(832)
Real estate taxes	—	(523)	(468)	(1,493)
Discontinued operations properties (Hampton):
Property operating expenses	—	—	—	(60)
Real estate taxes	—	—	—	(58)

Net operating income:
Same store investment properties	—	1,006	—	3,000
Other investment properties (MS Inland and RioCan)	—	2,181	1,655	6,704
Discontinued operations properties (Hampton)	—	—	—	341
Total net operating income	—	3,187	1,655	10,045

Other income (expense) from continuing operations:
Straight-line rental income, net	—	41	8	154
Amortization of acquired above and below market lease intangibles, net	—	(17)	6	(54)
Amortization of lease inducements	—	(10)	(16)	(29)
Lease termination fees	—	—	2	49
Depreciation and amortization	—	(2,144)	(823)	(6,648)
Gain (loss) on lease terminations	—	3	34	(178)
General and administrative expenses	—	(41)	(18)	(122)
Interest expense, net	—	(967)	(606)	(1,286)
Other income (expense), net	—	401	(1)	404
Total other expense	—	(2,734)	(1,414)	(7,710)

Other expense from discontinued operations, net	—	—	—	(437)

Gain on sales of investment properties	—	—	—	977

Net income	$—	$453	$241	$2,875

3rd Quarter 2014 Supplemental Information	23